THE GROWTH FUND OF AMERICA, INC.

                     ARTICLES SUPPLEMENTARY
                  INCREASING AUTHORIZED STOCK
              AS AUTHORIZED BY SECTION 2-105(c) OF
              THE MARYLAND GENERAL CORPORATION LAW

          The Growth Fund of America, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 800,000,000 shares of Common Stock (par value $0.10 per share).

          SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 400,000,000 shares of Common Stock (par value $0.10 per share).

                   (b)  As increased the total number of shares
                   of stock of all classes which the
                   Corporation has authority to issue is
                   800,000,000 shares of Common Stock (par
                   value $0.10 per share).

                   (c)  The aggregate par value of all shares
                   having a par value is $40,000,000 before the increase and $80,000,000 as increased.

          IN WITNESS WHEREOF, The Growth Fund of America, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and attested by its Secretary on this 13th day of November, 1996.

ATTEST:                              THE GROWTH FUND OF AMERICA,
INC.


By       /s/ Patrick F. Quan     By     /s/ Walter P. Stern
     Patrick F. Quan                         Walter P. Stern
    Secretary                            Chairman of the Board


          THE UNDERSIGNED, Chairman of the Board of The Growth Fund of America, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.


Dated     November 13, 1996      By   /s/ Walter P. Stern
                                      Walter P. Stern
                                      Chairman of the Board


                THE GROWTH FUND OF AMERICA, INC.

                     ARTICLES SUPPLEMENTARY
                  INCREASING AUTHORIZED STOCK
              AS AUTHORIZED BY SECTION 2-105(c) OF
              THE MARYLAND GENERAL CORPORATION LAW

          The Growth Fund of America, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 400,000,000 shares of Common Stock (par value $0.10 per share).

          SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 200,000,000 shares of Common Stock (par value $0.10 per share).

                   (b)  As increased the total number of shares
                   of stock of all classes which the
                   Corporation has authority to issue is
                   400,000,000 shares of Common Stock (par
                   value $0.10 per share).

                   (c)  The aggregate par value of all shares
                   having a par value is $20,000,000 before the increase and $40,000,000 as increased.

          IN WITNESS WHEREOF, The Growth Fund of America, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and attested by its Secretary on this 18th day of May, 1992.

ATTEST:                              THE GROWTH FUND OF AMERICA,
INC.


By    /s/ I. V. Lindskoog        By  /s/ James W. Ratzlaff
     I. V. Lindskoog                 James W. Ratzlaff
         Secretary                   Chairman of the Board



          THE UNDERSIGNED, Chairman of the Board of The Growth Fund of America, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.


Dated     May 18, 1992             By /s/ James W. Ratzlaff
                                      James W. Ratzlaff
                                      Chairman of the Board


                THE GROWTH FUND OF AMERICA, INC.

                     ARTICLES SUPPLEMENTARY
                  INCREASING AUTHORIZED STOCK
              AS AUTHORIZED BY SECTION 2-105(c) OF
              THE MARYLAND GENERAL CORPORATION LAW

          The Growth Fund of America, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 200,000,000 shares of Common Stock (par value $0.10 per share).

          SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares of Common Stock (par value $0.10 per share).

                   (b)  As increased the total number of shares
                   of stock of all classes which the
                   Corporation has authority to issue is
                   200,000,000 shares of Common Stock (par
                   value $0.10 per share).

                   (c)  The aggregate par value of all shares
                   having a par value is $10,000,000 before the increase and $20,000,000 as increased.

          IN WITNESS WHEREOF, The Growth Fund of America, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and attested by its Secretary on this 19th day of October, 1989.

ATTEST:               THE GROWTH FUND OF AMERICA, INC.


By /s/ I. V. Lindskoog        By   /s/ James W. Ratzlaff
     I. V. Lindskoog               James W. Ratzlaff
         Secretary                 Chairman of the Board


          THE UNDERSIGNED, Chairman of the Board of The Growth Fund of America, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.


Dated     October 19, 1989       By  /s/ James W. Ratzlaff
                                     James W. Ratzlaff
                                     Chairman of the Board


                   ARTICLES OF INCORPORATION
                               OF
                THE GROWTH FUND OF AMERICA, INC.


          THIS IS TO CERTIFY:

                               I.

          I, the undersigned, James W. Ratzlaff, whose mailing address is 333 South Hope Street, Los Angeles, California, 90071, being at least 18 years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.


                              II.

          The name of the corporation (hereinafter called the "Corporation") is The Growth Fund of America, Inc.


                              III.

          The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

          (1) To conduct and carry on the business of an investment company of the general management type.

          (2) To hold, invest and reinvest its assets, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities (which term "securities" shall for the purposes of the Charter, without limitation of the generality hereof, be deemed to include any bonds, debentures, notes, certificates of deposit, mortgages, obligations, evidences of indebtedness, stocks, shares, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or in general any interest or instrument commonly known as a security) created, issued or guaranteed by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and/or enhancement in value of any and all of its assets.

          (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by the Charter, as its Board of Directors may determine.

          (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter.

          (5) To conduct its business at one or more offices in any part of the world, without restriction or limit as to extent.

          (6) To borrow or raise money for any purpose and from time to time draw, make, accept, endorse, execute, issue or assume promissory notes, drafts, bills of exchange and other negotiable and nonnegotiable instruments and evidences of indebtedness and to pledge or hypothecate the assets of the Corporation in connection therewith.

          (7) To consolidate or merge with, enter into a share exchange with, or acquire the assets of, any other company, whether incorporated or unincorporated, and to do all acts and things necessary or incidental to effectuate such consolidation, merger, share exchange or acquisition.

          (8) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or political subdivisions or agencies or instrumentalities thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

          (9) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

          The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsover the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State.


                              IV.

             PRINCIPAL OFFICE AND PLACE OF BUSINESS

          The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation
Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          The Corporation's resident agent is The Corporation
Trust Incorporated, whose post office address is 32 South
Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.


                               V.

                         CAPITAL STOCK

          (1) The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock of the par value of $0.10 each, all of one class hereby designated "Common Stock," and of the aggregate par value of ten million dollars ($10,000,000).

          (2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

          (3) All shares of Common Stock now or hereafter authorized shall be "subject to redemption" and "redeemable" in the sense used in the laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner provided for by the Charter. In the absence of any specification as to the purpose for which shares of Common Stock are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of Common Stock shall not be reduced by the number of any shares redeemed or repurchased by it.

          (4) Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.


                              VI.

                  DIRECTORS OF THE CORPORATION

          The number of directors of the Corporation shall be thirteen (13), and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualify are as follows:

          Robert A. Fox               Theodore D. Nierenberg
          Ernest T. Hinshaw, Jr.      James W. Ratzlaff
          Richard H. M. Holmes        L. Marshall Ream, Jr.
          John G. McDonald            Walter P. Stern
          John R. Metcalf             Richard H. Ward
          Judith D. Moyers            Ian S. Wishart
          Charles P. Neidig

However, the By-Laws of the Corporation may fix the number of directors at a number greater or lesser than that named in the Charter and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by the Charter or by the By-Laws within limits specified in the By-laws and to fill the vacancies created by any such increase in the number of directors; provided that in no case shall the authorized number of directors be less than three (3). The directors of the Corporation need not be stockholders of the Corporation.


                              VII.

                    PROVISIONS FOR DEFINING,
                LIMITING AND REGULATING CERTAIN
                POWERS OF THE CORPORATION AND OF
                THE DIRECTORS AND STOCKHOLDERS

          (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (3) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purposes, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

          (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

          (5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

          (6) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of the Charter and of the By-Laws of the Corporation.


                             VIII.

                   REPURCHASES AND REDEMPTION

          (1) The Corporation shall on the request of any registered owner of its shares redeem such shares, at the price, in the manner and on the terms and conditions set forth below:

              (a) The certificates for shares to be redeemed must be tendered to the Corporation or its designated agent for redemption during business hours on a day on which the New York Stock Exchange is open for a normal business day, at an office or offices designated by the Board of Directors for receipt of such tenders. The certificates must be properly endorsed and in proper form for transfer. Redemption of such shares by the Corporation is subject to such reasonable requirements as may be imposed by the Corporation or the Corporation's Transfer Agent. Shares tendered on business days on which such Exchange is not open for a normal business day will be considered to have been tendered on the next succeeding day on which such Exchange is open for a normal business day.

              (b) The redemption price of the shares shall be a sum equal to 100% of their net asset value as first determined subsequent to said tender, said determination of net asset value to be made in the manner and at the time hereinafter set forth.

              (c) The net asset value of the Corporation's shares, for the purpose of computing the offering price of the shares and the price at which the shares shall be redeemed by the Corporation, shall be determined as of the close of the New York Stock Exchange, or such other time as shall lawfully be set by the Board of Directors, in the following manner:

                   (i) Securities owned by the Corporation
         shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined in good faith by, or pursuant to methods approved by, the Board of Directors. In determining market value or fair value of some or all of the Corporation's securities, the Corporation may, but is not required to, use a securities pricing system or systems to the extent the Board of Directors deems appropriate, including, but not limited to, systems which seek to determine values of particular securities by various methods including evaluations from brokers or dealers, general market information or comparisons to the market values of other securities having varying characteristics of quality, yield, maturity and other factors.

                   (ii) There shall be deducted from the total assets of the Corporation so determined, the liabilities of the Corporation, including proper accruals of interest or taxes and other expense items, and reserves for contingent or undetermined liabilities.

                   (iii) The net asset value of the Corporation so obtained shall then be divided by the total number of shares outstanding (excluding treasury shares) and the result, rounded to the nearest cent, shall be the net asset value per share of Capital Stock.

              (d) The redemption price (100% of net asset value) shall be paid in cash or by check on current funds and shall be paid on or before the seventh day following the day on which shares are properly tendered for redemption.

              (e) Redemption is conditional upon the
    Corporation having funds legally available therefor.

              (f) The Corporation may at any time repurchase shares of its Capital Stock in the open market, or at private sale, or otherwise, out of funds legally available therefor, at a price based upon but not exceeding the net asset value last determined prior to the purchase at such times as may be established by the Board of Directors consistent with any applicable rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

              (g) The obligations set forth in this Article VII may be suspended for any period during which the New York Stock Exchange shall be closed other than for customary weekend and holiday closings or during which trading on such Exchange is restricted or during which an emergency exists as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or for any period which may be permitted by the Securities and Exchange Commission or any successor governmental authority.

          (2) In addition, the shares of Capital Stock of the Corporation owned by any stockholder may be redeemed at net asset value by the Corporation without the consent or approval of such stockholder, if (a) the shares owned by such stockholder have a value (determined, for the purpose of this sentence only, as the greater of the stockholder's cost or the then net asset value of the shares, including the reinvestment of income dividends and capital gain distributions, if any) of less than $1,000 or (b) such stockholder owns less than ten (10) shares of Capital Stock of the Corporation, whenever in the judgment of the Board of Directors, the redemption of such shares is in the economic best interests of the Corporation, or necessary for the Corporation's business success and general welfare, in order to reduce disproportionate or unduly burdensome expenses, to achieve efficiencies in administration or to eliminate or reduce excessive expenditures or difficulties in servicing, accounting or reporting requirements with respect to the accounts of stockholders.

          (3) The right of the holder of shares of Capital Stock redeemed or repurchased by the Corporation as provided in this
Article VII to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined, except the right of such holder to receive (a) the redemption or repurchase price of such shares from the Corporation or its designated agent and (b) any unpaid dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.


                              IX.

                     DETERMINATION BINDING

          (1) Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors as to (a) the amount of the assets, obligations or liabilities of the Corporation, (b) the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (c) the amount of any reserves or charges set up and the propriety thereof, (d) the time of or purpose for creating any reserves or charges, (e) the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), (f) the price or closing bid or asked price of any security owned or held by the Corporation, (g) the market value or fair value of any security or any other asset owned by the Corporation, (h) the number of shares of the Corporation outstanding or deemed to be outstanding, (i) the impracticability or impossibility of liquidating securities in orderly fashion, (j) the method of payment for any such shares repurchased or (k) any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of securities or shares of the Capital Stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any securities on "margin", a sale of any securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its Capital Stock, past, present and future. Shares of the Capital Stock of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          (2) No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.


                               X.

                      PERPETUAL EXISTENCE

          The Corporation shall have perpetual existence.


                              XI.

                           AMENDMENT

          From time to time any of the provisions of the Charter may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in the Charter, may be added or inserted upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article XI.

          The term "the Charter" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.


          IN WITNESS WHEREOF, I have signed these Articles of
Incorporation on this 13th day of September, 1983.

WITNESS:



/s/ I. V. Lindskoog            /s/ James W. Ratzlaff

                      Subscribed and Sworn to before me this

                      13th day of September 1993

                      /s/ Patrick Quan

                                          Notary Public